[on Enron letterhead]
Exhibit 10(t)

April 3, 2000

El Paso Energy Corporation
1001 Louisiana Street
Houston, Texas  77002
Attention:  Mr. John W. Somerhalder II

Citrus Corp.
1400 Smith Street
Houston, Texas  77002
Attention:  Mr. Roderick J. Hayalett

Gentlemen:

Reference is made to that certain Capital Stock Agreement, dated June 30, 1986, among El Paso Energy Corporation (as successor interest to Sonat, Inc. (“Sonat”) by virtue of a merger) (“El Paso”), Enron Corp. (as successor in interest to InterNorth, Inc. by virtue of a name change and successor in interest to Houston Natural Gas corporation by virtue of a merger) (“Enron”) and Citrus Corp. (“Citrus”) (the “Capital Stock Agreement”) relating to the ownership by El Paso and Enron of the Capital Stock of Citrus and its wholly owned subsidiaries, including particularly, Florida Gas Transmission Company (“FGT”).

El Paso is currently (or maybe) involved in a administrative proceeding with the Federal Trade Commission and/or other applicable governmental agencies or departments (each a “Governmental Agency”) involving a review by a Governmental Agency of El Paso’s announced planned merger with The Coastal Corporation (the “Coastal Merger”).  Enron and El Paso have discussed the alternatives available under the Capital Stock Agreement if in connection with obtaining governmental or regulatory clearance for the Coastal Merger, El Paso is required to divest its shares of Capital Stock (as defined in the Capital Stock Agreement).  In this regard, it is the desire of El Past, Enron and Citrus to amend and supplement the Capital Stock Agreement (x) eliminate Section 15 thereof and (y) provide procedures with respect to the possible sale by El Paso of its shares of Capital Stock.

Accordingly, it is agreed by and between El Paso, Enron and Citrus as follows:

1. The Capital Stock Agreement is hereby amended to delete therefrom Section 15 thereof, which section shall henceforth be of no further force and effect.

2. In the event that El Paso is required to divest its shares of Capital Stock owned by it in connection with obtaining governmental or regulatory clearance for the Coastal Merger:

El Paso Energy Corporation
Citrus Corp.
April 3, 2000

(i) El Paso shall give notice (a “First Offer Notice”) in writing to Enron stating that El Paso intends to divest all of the shares of Capital Stock owned by it and offering Enron the opportunity to purchase such shares at a price proposed by El Paso (the “Proposed Price”).

(ii) Within 30 days from receipt of a First Offer Notice, Enron shall deliver a notice to El Paso stating whether Enron accepts the offer contained in the First Offer Notice and if Enron fails to deliver such notice within such 30-day period, Enron shall be deemed conclusively to have delivered a notice stating that Enron does not accept such offer.

(iii) In the event that, within 30 days of receipt of a First Offer Notice, Enron delivers a notice (an “Acceptance Notice”) to El Paso to the effect that Enron accepts the offer contained in the First Offer Notice, the First Offer Notice and the Acceptance Notice delivered by Enron shall constitute an agreement binding on El Paso and Enron to sell and purchase the shares of Capital Stock of Citrus to be sold by El Paso, subject to the approval of any governmental or regulatory authority having jurisdiction, at the Proposed Price.  Any sale of Capital Stock pursuant to this paragraph (iii) shall be (a) completed by payment of the Proposed Price to El Paso in immediately available funds against delivery by El Paso of the certificates for the Capital Stock duly endorsed in blank, free and clear of all liens, claims or encumbrances and with requisite transfer taxes, if any, fully paid and (b) closed at such time and place as shall be agreed upon by Enron and El Paso and, if no such agreement is reached, during normal business hours at the principal offices of El Paso on the 5th business day following the later of (x) a Governmental Agency’s approval of a decree, order or agreement requiring the divestitures of El Paso’s shares of Capital Stock, and (y) the receipt of necessary government or regulatory approval of the sale of shares of Capital Stock pursuant to paragraph (iii).

(iv) If Enron declines the offer contained in the First Offer Notice or fails to accept that offer within the 30-day period specified above, El Paso shall be free to sell such Capital Stock to any unaffiliated third-party purchaser (such sale, a “Third Party Sale”) without complying with the provisions of Section 3(d) of the Capital Stock Agreement (and notwithstanding any limitations contained in Section 3 of the Capital Stock Agreement) so long as:

(a)	El Paso enters into an agreement with respect to such Third Party Sale within six months of the date of receipt by Enron of the First Offer Notice;

(b)	the Third Party Sale is a cash transaction at a price no loss than the Proposed Price; and

(c)
the third-party purchaser shall, before the consummation of the Third Party Sale, have entered into an agreement with Enron, in form and substance reasonably satisfactory to Enron, whereby such purchaser assumes the same obligations and becomes entitled to the same benefits as El Paso under the terms of the Capital Stock Agreement (as amended pursuant to this letter agreement).

El Paso Energy Corporation
Citrus Corp.
April 3, 2000

Any Third Party Sale in accordance with clauses (a), (b), and (c) of this paragraph (iv) is referred to as a “Permitted Sale.”

(v) If (x) Enron declines the offer contained in the First Offer Notice or fails to accept that offer within the 30-day period specified above and (y) El Paso agrees to sell shares of Capital Stock other than in a Permitted Sale, El Paso shall, prior to consummating such sale, provide Enron with a right of first refusal in compliance with the terms of Section 3(d) of the Capital Stock Agreement (but without regard for any limitation contained in Section 3(h) of the Capital Stock Agreement), except that the references in Section 3(d) of the Capital Stock Agreement to “60 days,” “60-day period” and “120th day” shall be deemed to be “30 days,” “30-day period” and “30th day,” respectively.

(vi) Any sale or transfer of Capital Stock other than pursuant to paragraphs (iii), (iv) and (v) above shall be subject to the terms of the Capital Stock Agreement (as amended by Sections 1, 3 and 4 hereof).

3. Notwithstanding anything to the contrary contained in this letter agreement or the Capital Stock Agreement, any party (a “Purchaser Party”) required to purchase shares of Capital Stock pursuant to the terms of this letter or the Capital Stock Agreement may delegate to a third-party the right to purchase such Capital Stock, provided that (x) such purchase shall be consummated otherwise in accordance with the terms of this letter and/or the Capital Stock Agreement, as applicable, and (y) such delegation shall not relieve that Purchaser Party of its obligation to purchase such Capital Stock in the event that such third-party fails to so consummate such purchase.

4. In addition, Enron and El Paso shall cause Citrus to, and Citrus shall cause its subsidiaries to, cooperate in connection with any proposed sale of Capital Stock, including (x) in the preparation by the selling party of any offering memorandum or similar document relating thereto and (y) with any reasonable due diligence investigation of Citrus, its subsidiaries and their respective assets and businesses (which shall include customary management presentations) sought to be performed by any potential purchaser so long as such potential purchaser executes a confidentiality agreement containing customary terms.

5. As amended and supplemented above, the provisions of the Capital Stock Agreement are confirmed by the parties to be and remain in full force and effect.

El Paso Energy Corporation
Citrus Corp.
April 3, 2000

If the foregoing sets forth the terms of our agreement, please sign both copies of this letter in the designated space and return one (1) copy to the undersigned.

Very truly yours,

ENRON CORP.

By: /s/ STANLEY C. HORTON
Stanley C. Horton
Chairman and CEO
Enron Gas Pipeline Group

AGREED TO AND ACKNOWLEDGED
this 4th day of April, 2000.

EL PASO ENERGY CORPORATION

By: /s/ JOHN W. SOMERHALDER
John W. Somerhalder II
President
El Paso Energy Pipeline Group

CITRUS CORP.

By: /s/ RODERICK J. HAYALETT
Roderick J. Hayalett
Senior Vice President
Citrus Corp.

CAPITAL STOCK AGREEMENT

In Connection With The

CAPITAL STOCK OF CITRUS CORP.

June 30, 1986

SONAT INC.

ENRON CORP.

HOUSTON NATURAL GAS CORPORATION

CITRUS CORP.

TABLE OF CONTENTS

Page
SECTION 1 - DEFINITIONS...	2
SECTION 2 - INVESTMENT REPRESENTATION...	8
SECTION 3 - CAPITAL STOCK OF CITRUS...	8
(a) Ownership and Original Issuance...	8
(b) Transfers of Shares Between Principals and Their Subsidiaries...	8
(c) Disposition of Shares...	10
(d) Sale of Shares...	11
(e) Pledge of Shares and Rights under this Agreement�.................................................................................................................................................................................................	14
(f) Opinion of Counsel...	15
(g) Legend on Certificates...	16
(h) Limitations...	16
SECTION 4 - BOARD OF DIRECTORS...	17
SECTION 5 - CHAIRMAN OF THE BOARD...	18
SECTION 6 - INFORMAL MEETINGS OF PRINCIPALS...	19
SECTION 7 - PERFORMANCE OF AGREEMENTS...	19
SECTION S - PRINCIPAL OFFICE OF CITRUS...	19
SECTION 9 - AUDITORS...	19
SECTION 10 - INSPECTION; BOOKS AND RECORDS...	20
SECTION 1l-OPERATING AGREEMENT...	20
SECTION 12 - PIPELINE EXPANSION...	20
SECTION 13 - FINANCING...	21
SECTION 14 - VOTING SECURITIES OF THE PRINCIPALS...	21
SECTION 15 - BUY-SELL RIGHTS...	23
SECTION 16 - CHANGE OF CONTROL...	26
SECTION 17 - TERM OF AGREEMENT...	31
SECTION 18 - NOTICE...	32
SECTION 19 - GOVERNING LAW...	33
SECTION 20 - HEADINGS...	33
SECTION 21 - SUCCESSORS BOUND...	33
SECTION 22 - NO WAIVER...	34
SIGNATURES...	34

ii.

CAPITAL STOCK AGREEMENT

THIS AGREEMENT dated June 30, 1986, among SONAT INC. ("Sonat"), a Delaware corporation, ENRON CORP. ("Enron"), a Delaware corporation, formerly named InterNorth, Inc., HOUSTON NATURAL GAS CORPORATION ("HNG"), a Texas corporation and wholly owned subsidiary of Enron, and CITRUS CORP. ("Citrus"), a Delaware corporation.

WITNESSETH:

WHEREAS, Citrus has, at the date of this Agreement, an authorized capital stock of 1,000 shares of Common Stock, $1 par value ("Common Stock"), consisting of 500 shares of Class A Common Stock ("Class A Common Stock") and 500 shares of Class B Common Stock ("Class B Common Stock"); and

WHEREAS, at the date of this Agreement, the shares of capital stock of Citrus which are issued and outstanding are 500 shares of Class A Common Stock, which are owned and held by Sonat, and 500 shares of Class H Common Stock, which are owned and held by HNG; and

WHEREAS, Citrus has two wholly owned subsidiaries, Florida Gas Transmission Company ("Florida Gas"), a Delaware corporation, and Florida Intrastate Pipeline Company ("Florida Intrastate"), a Florida corporation; and

WHEREAS, Sonat and HNG wish to make certain representations in connection with the shares of Common Stock now owned by them; and

WHEREAS, the parties hereto wish to enter into certain agreements relating to the ownership and disposition of the capital stock of Citrus, certain business arrangements regarding the management of Citrus and related matters;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

1.	Definitions. For the purposes of this Agreement:

(a) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date of this Agreement.

(b) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:
(i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly;
(ii) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of

2.

conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase; or (B) the right to vote or dispose of pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any security under this clause (B) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding (1) arises solely from a revocable proxy given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or
(iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such

3.

Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to clause (B) of subparagraph (ii) of this paragraph (b)} or disposing of any securities of a Principal.

(c)"Capital Stock" means the Common Stock and any class of capital stock of Citrus hereafter authorized and includes any security of Citrus convertible into such stock and any right to purchase or acquire any such stock or any security convertible into such stock.

(d) A "Change of Control" of a Principal shall be deemed to have occurred if (i) any Person shall become the Beneficial Owner of securities representing 50%or more of the aggregate voting power of such Principal's outstanding Voting Securities or (ii) there shall occur a change in the composition of a majority of the Board of Directors of such Principal that shall not have received the prior approval of the Continuing Directors of such Principal; provided, however, that neither of the foregoing events shall be deemed to be a Change of Control if such event has been approved by the Continuing Directors of the Principal prior to such Person (or any Affiliate or Associate of such Person) becoming the Beneficial

4.

Owner of 20% or more of the aggregate voting power of such Principal's outstanding Voting Securities.

(e) A "Continuing Director" of a Principal means each member of such Principal's Board of Directors as of March 27, 1986 and any successor of a Continuing Director who is recommended to succeed a Continuing Director by a majority of the Continuing Directors then in office.

(f) "Expansion" means the construction of necessary pipeline, compression and appurtenant facilities to increase Florida Gas's capability to deliver gas along its main pipeline system, generally from Compressor Station 8 in West Baton Rouge Parish, Louisiana, to Compressor Station 20 in St. Lucie County, Florida, and all gas purchase, transportation and sale agreements relating to the increased capacity resulting from the expansion. Said Expansion, which may be accomplished in phases, is projected to be an increase in delivery capacity of Florida Gas's main pipeline system of approximately 200,000 MCFD and is intended to serve existing and new customers along Florida Gas's system in peninsular Florida.

(g) "Formula Price" shall equal the Purchase Price as determined in and paid pursuant to the Stock Purchase Agreement minus one-half of the decrease or plus one-half of the increase (as the case may be) in the Net Worth of Citrus from

5.

the end of the month in which the closing referred to in the Stock Purchase Agreement occurs until the end of the second month preceding the closing referred to in Section 16.

(h) "Net Worth of Citrus" means the consolidated net worth of Citrus and its subsidiaries determined in accordance with the generally accepted accounting principles followed by Citrus, applied on a consistent basis.

(i) "Operating Agreement" means the Operating Agreement of even date herewith between Citrus and HNG Interstate Pipeline Company.

(j) "Parent" means, with respect to a Subsidiary, its ultimate corporate parent, Sonat or Enron, as the case may be.

(k) "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political organization thereof and shall include any successor by merger or otherwise of such Person.

(1) "Principals" means Sonat and Enron and their respective successors and assigns.

6.

(m) "Stock Purchase Agreement" means the Stock Purchase Agreement dated March 27, 1985 among Sonat, Enron and HNG.

(n) "Subsidiary" means a corporation all of the voting shares (that is, shares entitled to vote for the election of directors, but excluding shares entitled so to vote only upon the happening of some contingency unless such contingency shall have occurred) of which shall be owned by a Principal or by one or more Subsidiaries or by a Principal and one or more Subsidiaries.

(o) "Voting Securities" of a Principal means all outstanding securities of such Principal entitled under ordinary circumstances to vote for the election of directors.

(p) "Synergy Agreements" means the following agreements, all dated of even date herewith:
(i) Gas Supply Agreement between SW Trading Inc. and Florida Gas;
(ii) Interconnection Agreement between South Georgia Natural Gas Company and Florida Gas;
(iii) Agreement for the Sale and Purchase of Natural Gas between Southern Natural Gas Company ("Southern Natural") and Florida Gas; and
(iv) Capacity and Expansion Agreement between Southern Natural and Florida Gas.

7.

2. Investment Representation. Each of Sonat and HNG hereby represents that the shares of Common Stock now owned by it have been acquired for its own account, for investment and not with a view to the distribution thereof.

3. Capital Stock of Citrus.

(a) Ownership and Original Issuance. Unless otherwise agreed to by the Principals in writing and except as otherwise expressly permitted by the provisions of this Agreement, at all times during the term of this Agreement (i) Sonat or one of its Subsidiaries shall own 100% of the Class A Common Stock and Enron or one of its Subsidiaries shall own 100% of the Class B Common Stock, (ii) no Capital Stock shall be issued to or owned or held by a Person who is not a Principal or a Subsidiary of a Principal and (iii) no Capital Stock shall be issued after the date hereof to a Subsidiary of a Principal unless such Subsidiary enters into an agreement with the other Principal, satisfactory in form and substance to such other Principal, pursuant to which it agrees to be bound by all the terms and provisions of this Agreement applicable to its Parent.

(b) Transfers of Shares Between Principals and Their Subsidiaries. Notwithstanding any other provisions of this Agreement, Capital Stock issued to or owned or held by a Principal or Subsidiary thereof may be transferred by such Principal or Subsidiary, as the

8.

case may be, to any Subsidiary of such Principal or, in the case of Capital Stock issued to or owned or held by such Subsidiary, to such Principal, provided that (i) all such Capital Stock shall then be held solely by such Principal or Subsidiary, (ii) notice of such transfer is given to the other Principal by the Principal making such transfer or whose Subsidiary is making such transfer, (iii) any Subsidiary of any Principal to which any Capital Stock is to be transferred enters into an agreement with the other Principal, satisfactory in form and substance to such other Principal, pursuant to which it agrees to be bound by all the terms and provisions of this Agreement applicable to its Parent, and (iv) prior to the occurrence of any Subsidiary which owns Capital Stock ceasing to be a Subsidiary of a Principal, such Subsidiary shall transfer and such Principal shall acquire all such Capital Stock.

(c)  Disposition of Shares. Neither Principal nor any Subsidiary of a Principal (nor any pledgee or mortgagee of a Principal or Subsidiary thereof) may directly or indirectly (including without limitation any sale of a Subsidiary that owns Capital Stock) sell or transfer or otherwise dispose of any Capital Stock owned or held by it except with the written consent of the other Principal or as expressly permitted by

9.

this Section 3 or by Sections 15 or 16 of this Agreement. No Capital Stock owned or held by either Principal or any Subsidiary of such Principal may be sold or transferred pursuant to the provisions of the following Section 3(d) unless all such stock held by such Principal or Subsidiary is sold and transferred at the same time at a fixed price, payable in cash, to a single purchaser, all as hereinafter provided. No Capital Stock may be offered for sale or sold under the provisions of Section 3(d) if the terms of the proposed sale by the Selling Principal (as hereinafter defined) require the proposed purchaser to undertake any obligations or liabilities other than payment of the purchase price in cash, the filing and prosecution of any necessary notices to, and applications for any necessary approvals of, regulatory authorities, and compliance with the provisions of this Agreement.

As used herein, the term "sell, transfer or otherwise dispose of" does not include any transfer pursuant to a sale or lease of all or substantially all the assets of either Principal or any merger or consolidation of either Principal, provided that any transferee or successor (and, if applicable, the ultimate parent of any such transferee or successors) shall, by

10.

agreement or operation of law, be bound by the terms and provisions of this Agreement as a Principal.

(d)  Sale of Shares. Subject to the limitations set forth in Section 3(h), in the event that either Principal desires to sell or cause to be sold all the Capital Stock owned by it or its Subsidiary to a third party for cash, such Principal or its Subsidiary (the "Selling Principal") shall first offer or cause to be offered such stock for sale to the other Principal (the "Purchasing Principal") at the same price as that provided for in any bona fide offer received by the Selling Principal for the purchase of such stock which the Selling Principal is prepared to accept, in accordance with the following provisions of this Section 3(d):
(i) The Selling Principal shall give notice in writing to the Purchasing Principal stating that the Selling Principal desires to sell or cause to be sold all the Capital Stock held by the Selling Principal, specifying the price and the party from which such offer has been received, offering such stock to the Purchasing Principal and attaching a copy of such offer.
(ii) Within 60 days from the receipt of such notice, the Purchasing Principal shall deliver a notice to the Selling Principal stating whether the

11.

Purchasing Principal accepts the offer of the Selling Principal; if the Purchasing Principal fails to deliver such notice within such 60-day period, the Purchasing Principal shall be deemed conclusively to have delivered a notice stating that the Purchasing Principal does not accept such offer.
(iii) In the event that, within 60 days from the receipt of the notice of the Selling Principal referred to in Section 3(i) above, the Purchasing Principal delivers a notice to the Selling Principal to the effect that such Purchasing Principal accepts the offer of the Selling Principal, delivery of such notices shall constitute an agreement binding on the Selling Principal and the Purchasing Principal to sell and purchase all of the Capital Stock to be sold by the Selling Principal, subject to the approval of any regulatory authority having jurisdiction, at the price stated in the offer of the Selling Principal.
(iv) If the Purchasing Principal declines the offer or fails to accept the offer of the Selling Principal within the period specified in Section 3(d)(ii), the Selling Principal shall be free until the expiration of the six-month period referred to in paragraph (v) below to sell

12.

such Capital Stock to the purchaser at the price specified in the notice referred to in Section 3(d)(1), provided that the purchaser shall, before such sale, have entered into an agreement with the other Principal, in form and substance reasonably satisfactory to the other Principal, whereby such purchaser assumes the same obligations and becomes entitled to the same benefits as the Selling Principal under the terms of this Agreement.
(v) In the event that the Selling Principal does not complete such a sale within a period of six months from the date upon which the Selling Principal gave notice to the Purchasing Principal of its desire to sell the Capital Stock, all the provisions of this Section 3(d) shall apply to any future sale or offer for sale of the Capital Stock held by the Selling Principal.
(vi) Each transaction of purchase and sale pursuant to the foregoing provisions of this Section 3(d) shall be completed by payment of the purchase price to the Selling Principal in immediately available funds against delivery of the certificates for the Capital Stock duly endorsed in blank, free and clear of all liens, claims or encumbrances and with requisite transfer taxes, if any, fully paid. Any such transaction

13.

of purchase and sale pursuant to Section 3(d)(iii) shall be closed at such time and place as shall be agreed upon by the Purchasing and Selling Principals or, if no such agreement is reached, during normal business hours at the principal office of Citrus on the 120th day following the date the Purchasing Principal delivers notice accepting the offer of the Selling Principal or, if such day shall not be a business day, on the first business day thereafter during normal business hours.
(vii) In the event that Sonat or a Subsidiary shall purchase the Capital Stock owned by Enron or its Subsidiary pursuant to this Section 3(d), the Operating Agreement shall thereupon terminate. In the event that the Capital Stock owned by Enron or its Subsidiary shall be sold to a third party pursuant to this Section 3(d) and the Operating Agreement shall not be assigned to such third party, the Operating Agreement shall thereupon terminate.

(e)  Pledge of Shares and Rights under this Agreement. The provisions of subsections (a), (c) and (d) of this Section 3 shall not apply to any pledge or mortgage by any Principal or any Subsidiary thereof of the Capital Stock owned or held by it or its rights under this

14.

Agreement if such pledge or mortgage is required or provided for under the terms of any mortgage, trust indenture or other agreement or amendment thereto now in effect or hereafter executed pursuant to which any indebtedness for borrowed money or securities of such Principal or Subsidiary may be issued and outstanding, and any such pledge or mortgage may be made at any Lime without the consent of the other Principal; provided, however, that any disposition of such stock upon foreclosure of such pledge or mortgage shall be governed by the provisions of this Agreement, including the provisions of subsections (c) and (d) of this Section 3.

(f)  Opinion of Counsel. The parties hereto understand that the shares of Common Stock which are owned by HNG and the shares of Common Stock which have been acquired by Sonat have not been and will not be registered under the Securities Act of 1933 pursuant to an exemption from the registration provisions of such Act. Each of the Principals hereby agrees (on behalf of itself and of its Subsidiaries) that the Common Stock which has been acquired by it and any other Capital Stock hereafter acquired by it pursuant to an exemption from the registration provisions of such Act shall not be sold, transferred, pledged or hypothecated unless there is furnished an opinion of counsel satisfactory to Citrus that

15.

registration of such stock under such Act is not required. The provisions of this subsection (f) shall remain in effect until, in the opinion of counsel for Citrus, they are no longer required.

(g) Legend on Certificates. As long as this Agreement shall continue in effect, the following legend shall be written, printed or stamped on all certificates for shares of Capital Stock: "The transfer of shares of stock represented by this certificate is restricted by the terms and conditions of an agreement dated June 30, 1986, among Sonat Inc., Enron Corp., Houston Natural Gas Corporation and Citrus Corp. A copy of said Agreement is on file at the office of Citrus Corp."

(h) Limitations. Capital Stock may only be sold or transferred pursuant to Section 3(d) if the notice referred to in Section 3(d)(i) pursuant to which such sale is made, either to a third party or to the Purchasing Principal, is given by the Selling Principal to the Purchasing Principal during one of the following time periods: (i) the period of 180 days following the fifth anniversary of the date of this Agreement, (ii) the period of 180 days following the tenth anniversary of the date of this Agreement, or (iii) any time after the fifteenth anniversary of the date of this Agreement. The

16.

limitations of this Section 3(h) shall not apply to any disposition of Capital Stock upon foreclosure of a pledge or mortgage pursuant to Section 3(e).

4. Board of Directors. As provided in the Restated Certificate of Incorporation of Citrus, the holders of the Class A Common Stock shall be entitled to elect three members of the Board of Directors of Citrus, designated Class A Directors, and the holders of the Class B Common Stock shall be entitled to elect three members of the Board of Directors, designated Class B Directors. As provided in Article III of the Bylaws, any "Important Matter" (as defined therein) of Citrus shall be submitted to, and require the approval of, the Board of Directors of Citrus and any "Important Matter" of a subsidiary of Citrus shall be submitted to, and require the approval of, Citrus as its sole stockholder. The Principals acknowledge that although all necessary approvals by the Principals and the Boards of Directors of Citrus or its subsidiaries have been duly given and received for entering into and performing the Synergy Agreements, further Board approvals may be required with respect to implementation of the Capacity and Expansion Agreement in instances where Florida Gas chooses to construct expansion facilities, and the Interconnection Agreement. The Principals hereby agree, however, that no further approvals by the Principals or the Boards of Directors of Citrus or its subsidiaries are necessary for implementation of the Gas

17.

Supply Agreement in accordance with its terms, the Agreement for Sale and Purchase of Natural Gas, and expansion under the Capacity and Expansion Agreement in instances where Southern Natural constructs such expansion facilities at its own cost and expense. The Principals further agree that without further approval of the Board of Directors of Citrus, neither Citrus nor its subsidiaries shall enter into any contracts with the Principals or their Affiliates or any amendment of such contracts or amend any contract existing on March 27, 1906 between Citrus or its subsidiaries on the one hand and the Principals or their Affiliates on the other hand except those transportation agreements permitted under the terms of the Bylaws; provided, however, that no further approvals by the Principals or the Boards of Directors of citrus or its subsidiaries are necessary for any action required to implement all contracts between Florida Gas and the Principals or their Affiliates that were in existence on March 27, 1986.

5. Chairman of the Board. Enron shall have the right to nominate the first Chairman of the Board of Directors of Citrus. Thereafter, the right to nominate the Chairman of the Board will alternate annually between Enron and Sonat. Sonat and Enron agree to use their best efforts to cause the election of the persons so nominated.

18.

6. Informal Meeting of Principals. In the event that, from time to time, the Board of Directors of Citrus shall be unable to reach agreement upon various matters submitted to it, the Principals, acting through their respective executive officers, shall hold informal meetings to discuss and resolve such matters. The Principals will seek to cause any conclusions arrived at during such meetings to be implemented, where necessary, by actions of the Board of Directors of Citrus.

7. Performance of Agreements. Each of the Principals hereby agrees, on behalf of itself and any Subsidiary which is a stockholder of Citrus, that it or such Subsidiary will at all times vote as a stockholder of Citrus, and use all reasonable efforts to cause those individuals whom it or such Subsidiary has elected to the Board of Directors of Citrus to vote as directors of Citrus, in such a manner as to ensure that the terms and intentions of this Agreement and the Bylaws of Citrus are carried out and observed.

8. Principal Office of Citrus. Citrus shall establish and maintain its principal business and operating office at the principal office of Enron in Houston, Texas, until such time as such principal office may be changed by the Board of Directors of Citrus.

9. Auditors. The independent auditors for Citrus shall be selected by the Board of Directors of Citrus.

19.

10. Inspection; Books and Records. Employees and agents of each principal shall have access to the pipelines and properties of Citrus and its subsidiaries at all times during normal business hours for the purpose of inspecting such pipelines and properties and the operations thereon. Citrus and its subsidiaries shall keep accurate and complete books and records and such books and records shall be available for inspection and review by employees and agents of each Principal at all times during normal business hours. Citrus shall furnish the Principals during normal business hours with such additional information and documents regarding Citrus and its subsidiaries, as the Principals may from time to time reasonably request. The costs and expenses incurred in connection with any inspection or review permitted pursuant to this Section 10 shall be borne by the Principal making such inspection or review.

11. Operating Agreement. Sonat shall have the right to enforce the provisions of the Operating Agreement in the event Citrus shall fail to do so, and to select an arbitrator and prosecute such arbitration in accordance with the procedures set forth in the Operating Agreement.

12. Pipeline Expansion. The entire economic benefits and opportunities of the Expansion will be the benefits and opportunities of Citrus and its subsidiaries. Subject to the approval by the Board of Directors of Citrus of the necessary contracts and

20.

further subject to receipt of any required regulatory approvals, each Principal agrees to provide or cause to be provided one-half of the required funds necessary for the Expansion, which funds for each Principal shall not exceed $100 millions In addition, each Principal or its designee, shall have the right to furnish one-half of the volume of natural gas required for the expansion to be provided by Florida Gas pursuant to certain agreements relating to the Expansion.

13. Financing. The Principals will cause Citrus to seek long-term borrowings in such amounts and on such terms as the Principals mutually deem most appropriate and economical, and will cause Citrus to execute such instruments and documents as may reasonably be requested in connection with such financing.

14. Voting Securities of the Principals. Each Principal represents and warrants that as of the date hereof neither it nor any of its Affiliates or Associates beneficially owns any Voting Securities of the other Principal or any options or other rights to acquire (through purchaser exchange, conversion or otherwise) any such Voting Securities.

(a) Each principal represents and warrants that as of the date hereof neither it nor any of its Affiliates or Associates beneficially owns any Voting Securities of the other Principal or any options or other rights to acquire (through purchase, exchange, conversion or otherwise) any such Voting Securities.

21.

(b) Enron agrees that, for a period of fifteen years from the date of this Agreement, without the prior written consent of Sonat, it will not and it will cause each of its Affiliates and Associates controlled by Enron to not, directly or indirectly, alone or in concert with others, (i) acquire, offer to acquire or agree to acquire, by purchase, gift or otherwise, any Voting Securities (or any options or rights to acquire, by purchase, exchange or otherwise, Voting Securities) of Sonat, (ii) make any proposal for or offer of any business combination or purchase or sale of assets involving Sonat, (iii) make, or in any way participate in, any "solicitation" of "proxies" (as such terms are used in the proxy rules of the Securities and Exchange Commission), or seek to advise or influence any person or entity with respect to the voting of, or giving of consents with respect to, any Voting Securities of Sonat, or (iv) otherwise act to seek to control or influence the management, board of directors, policies or affairs of Sonat.

(c)  Sonat agrees that, for a period of fifteen years from the date of this Agreement, without the prior written consent of Enron, it will not and it will cause each of its Affiliates and Associates controlled by Sonat to not, directly or indirectly, alone or in concert with others, (i) acquire, offer to acquire or agree to acquire, by purchase, gift or otherwise, any Voting Securities (or any options or rights to acquire, by purchase, exchange or otherwise,

22.

Voting Securities) of Enron, (ii) make any proposal for or offer of any business combination or purchase or sale of assets involving Enron, (iii) make, or in any way participate in, any "solicitation" of "proxies" (as such terms are used in the proxy rules of the Securities and Exchange Commission), or seek to advise or influence any person or entity with respect to the voting of, or giving of consents with respect to, any Voting Securities of Enron, or (iv) otherwise act to seek to control or influence the management, board of directors, policies or affairs of Enron.

15.  Buy-Sell Rights. (a) Subject to Section 15(e), after the fifteenth anniversary of the date of this Agreement, either Principal may offer to purchase all the Capital Stock owned by the other Principal or its Subsidiary. The Principal making such offer to purchase (the "Offeror") shall notify the other Principal (the "Offeree") of such offer to purchase by delivering to the Offeree a written notice of such offer (the "Buy-Sell Notice"). The Buy-Sell Notice shall (i) state the purchase price offered for such Capital Stock, which purchase price shall be payable in cash, (ii) include a certificate of the Offeror to the effect that the Offeror has all requisite corporate power and

23.

authority, and the financial resources, to consummate the proposed purchase, and (iii) specify a business day for the consummation of the proposed purchase, which day shall not be less than 120 days nor more than 150 days after delivery of the Buy-Sell Notice to the Offeree.

(b)  Upon delivery of the Buy-Sell Notice, the Offeree shall, within 60 days thereafter, by written notice elect either (i) to sell to the Offeror all the Capital Stock owned by the Offeree or its Subsidiary ("Offeree Capital Stock") or (ii) to purchase from the Offeror all the Capital Stock owned by the Offeror or its Subsidiary ("Offeror Capital Stock"), in each case in cash at the purchase price stated in the Buy-Sell Notice. If the Offeree elects to purchase the Offeror Capital Stock, its notice of such election shall (i) include a certificate of the Offeree to the effect that the Offeree has all requisite corporate power and authority, and the financial resources, to consummate the proposed purchase, and (ii) specify a business day for the consummation of the proposed purchase by the Offeree, which day shall not be later than the day specified in the Buy-Sell Notice.

(c)  If the Offeree shall not have delivered a notice of its election to purchase all the Offeror Capital Stock by the date specified in Section 15(b), the Offeror shall

24.

purchase from the Offeree or its Subsidiary, and the Offeree shall sell or cause to be sold to the Offeror, all the Offeree Capital Stock in accordance with the Buy-Sell Notice. If the Offeree shall have delivered a notice of its election to purchase all the Offeror Capital Stock by the date specified in Section 15(b) the Offeree shall purchase from the Offeror or its Subsidiary, and the Offeror shall sell or cause to be sold to the Offeree, all the Offeror Capital Stock in accordance with the Offeree's notice of election. In either case, such purchase and sale shall take place at the offices of Citrus during normal business hours on the business day specified in the applicable notice, and the seller shall deliver certificates representing all the Capital Stock owned by it to the purchaser, endorsed in blank, against payment therefor in immediately available funds, free and clear of all liens, claims or encumbrances and with requisite transfer taxes, if any, fully paid. No Capital Stock may be offered for sale or sold under the provisions of this Section 15(c) if the terms of the proposed sale by the Offeror require the Offeree to undertake any obligations or liabilities other than payment of the purchase price in cash, the filing and prosecution of any necessary notices to, and

25.

applications for any necessary approvals of, regulatory authorities, and compliance with the provisions of this Agreement.

(d) If all requisite approvals in respect of such purchase and sale shall not have been obtained by the specified date of such purchase and sale, despite the reasonable efforts of the Principals to obtain Such approvals, neither Principal shall be obligated to consummate such transactions all offers and elections made pursuant to this Section 15 shall be deemed to have been withdrawn, and this Section 15 shall continue to apply to subsequent offers and elections. Each Principal agrees to use all reasonable efforts to cooperate with the other Principal and Citrus in obtaining any regulatory approvals necessary for the purchase and sale of any Capital Stock pursuant to this Section 15.

(e) A Buy-Sell Notice may not be given pursuant to Section 15(a) during the period of 180 days following the giving of a notice under Section 3(d)(i) with respect to a proposed sale of Capital Stock.

16.  Change of Control. (a) If a Principal (the "Non-Electing Principal") suffers a Change of Controls the other Principal (the "Electing Principal") shall thereafter have the option either to (i) purchase all the Capital Stock owned by the

26.

Non-Electing Principal or its Subsidiary (the "Non-Electing Principal's Shares") !or a cash purchase price equal to either (at the election of the Electing Principal) the Formula Price or the fair market value of the Non-Electing Principal's Shares on the last day of the month preceding the date on which an Election Notice (as defined in Section 16(b) shall be delivered pursuant to Section 16(b), as determined by an appraisal in accordance with Section 16(c), or (ii) require the Non-Electing Principal to purchase all of the shares of Capital Stock owned by the Electing Principal or its Subsidiary (the "Electing Principal's Shares") for a cash purchase price equal to either (at the election of the Electing Principal) the Formula Price or the fair market value of the Electing Principal's Shares on the last day of the month preceding the date on which an Election Notice (as defined in Section 16(b)) shall be delivered pursuant to Section 16(b), as determined by an appraisal in accordance with Section 16(c). Either of such options shall be exercisable at the time and in the manner set forth in Section 16(b).

(b) Each Principal shall give prompt written notice of any Change of Control suffered by it to the other Principal. If the Electing Principal desires to exercise either of its options under Section 16(a)(i) or Section 16(a)(ii), the Electing Principal shall deliver a written notice of its exercise (the "Election

27.

Notice") to the Non-Electing Principal within 180 days after the later of (i) receipt of a written notice from the Non-Electing Principal of a Change of Control or (ii) the date on which the Electing Principal otherwise becomes aware of such a Change of Control. Such notice shall also contain am election of the method to determine the purchase price for the shares of Capital Stock being bought or sold. The closing of the transaction elected by the Electing Principal shall occur (A) 60 days from the date of its exercise, (B) 10 days after a final determination of the Formula Price or the completion of the appraisal of the fair market value of the shares of Capital Stock in accordance with Section 16(c), as the case may be, or (C) within 10 days following the obtaining of all regulatory approvals (if any) and the expiration of all regulatory waiting periods (if any) necessary to complete such transaction, whichever is latest. The purchase price, however determined, shall be payable by wire transfer of immediately available funds at the closing against delivery of certificates representing such shares duly endorsed in blank, free and clear of all liens, claims or encumbrances and with requisite transfer taxes, if any, fully paid. No Capital Stock may be sold

28.

under the provisions of this Section 16(b) if the terms of such sale require the proposed purchaser to undertake any obligations or liabilities other than payment of the purchase price in cash, the filing and prosecution of any necessary notices to, and applications for any necessary approvals of, regulatory authorities, and compliance with the provisions of this Agreement.

(c ) If the Electing Principal elects to have an appraisal of the fair market value of the shares of the Capital Stock as permitted by Section 16(a) of this Section 16, such fair market value shall be an amount mutually agreed to by the Principals' respective investment bankers, and the Principals agree to engage their respective investment bankers as promptly as practicable for this purpose. If the two investment bankers of the Principals have not mutually agreed to such fair market value within 30 days from the date the Electing Principal exercises its option pursuant to this Section 16, such investment bankers will select a third investment banker to make such fair market value determination. The fair market value determination of the third investment banker shall be rendered within 30 days of such investment banker's selection and shall be conclusive and binding on the Principals. Each Principal shall bear 50% of the cost of employing the third investment banker.

29.

(d) In the event of a dispute as to the computation of the Formula Price, the Principals shall promptly submit such dispute to the accounting firm which is acting as auditor for Citrus for resolution, and the determination by such firm shall be conclusive and binding on the Principals. Each Principal shall bear 50% of the cost of employing such firm.

(e) If Enron (or any successor to Enron) sells the Capital Stock owned by it or its Subsidiary pursuant to this Section 16 (irrespective of which Principal has suffered a Change of Control), the Operating Agreement shall be assigned to the purchaser.

(f) If Sonat (or any successor to Sonat) sells its Capital Stock pursuant to this Section 16 (irrespective of which Principal has suffered a Change of Control) and the purchase price is the Formula Price, the provisions of the Synergy Agreements with respect to future rights of expansion and other rights of Sonat or its Affiliates in such Synergy Agreements which have not been implemented will thereupon terminate, but in other respects the Synergy Agreements and other agreements which have been implemented pursuant thereto will continue in full force and effect.

30.

(g) If Sonat (or any successor to Sonat) sells its Capital Stock pursuant to this Section 16 (irrespective of which Principal has suffered a Change of Control) and the purchase price is as determined by appraisal, the provisions of the Synergy Agreements and other agreements which have been implemented pursuant thereto will continue in full force and effect without modification.

17.  Term of Agreement. This Agreement shall continue in effect for an initial term of 15 years from the date of this Agreement (unless prior to such date one Principal shall have purchased all of the Capital Stock of the other Principal pursuant to the other provisions hereof) and thereafter for so long as the Capital Stock of Citrus shall be held by two Principals or Subsidiaries thereof. Termination of this Agreement prior to such 15 year term shall not affect the obligations of Sonat and Enron in Section 14 of this Agreement, which shall continue in full force and effect for the remainder of such 15 year period. In the event that a Principal shall sell its Capital Stock pursuant to Section 3, such selling Principal shall cease to be a Principal within the

31.

meaning of this Agreement and shall no longer be bound by the provisions of this Agreement (except, in the case of Sonat or Enron, for its continuing obligations under Section 14).

18.  Notice. Any notice, request, instruction, correspondence or other document to be given hereunder by either party to the other (herein collectively called "Notice) shall be in writing and delivered personally or mailed by certified mail, postage prepaid and return receipt requested, or by telegram or telecopier, as follows:

To Sonat:
Sonat Inc.
    1900 Fifth Avenue North First National - Southern Natural Bldg.
Birmingham, Alabama 35203
Attention: President
Telecopier: 205-325-7490
To Enron:
Enron Corp.
1200 Travis Street Houston, Texas 77002
Attention: President
Telecopier: 713-654-6301
To HNG:
Houston Natural Gas Corporation
1200 Travis Street
Houston, Texas 77002
Attention: President
Telecopier: 713-654-6301
To Citrus:
Citrus Corp.
1200 Travis Street
Houston, Texas 77002
Attention President
Telecopier: 713-654-6301

32.

Notice given by personal delivery or mail shall be effective upon actual receipt. Notice given by telegram or telecopier shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. All Notices by telegram or telecopier shall be confirmed promptly after transmission in writing by certified mail or personal delivery. Any party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address.

19. Governing Law. The provisions of this Agreement and the documents delivered pursuant hereto shall be governed by and construed in accordance with the laws of the State of Delaware (excluding any conflicts-of-law rule or principle that might refer same to the laws of another jurisdiction), except to the extent that same are mandatorily subject to the laws of another jurisdiction pursuant to the laws of such other jurisdiction.

20. Headings. The headings of the several Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

21. Successors Bound. Except as set forth herein, this Agreement may
33.

not be assigned by any party without the consent of the other parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

22.  No Waiver. No modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

IN WITNESS WHEREOF, Sonat, Enron, HNG and Citrus have caused this Agreement to be signed in multiple originals by their respective officers thereunto duly authorized all as of the date first above written.

SONAT INC.

By /s/William A. Smith
Vice President and
General Counsel

ENRON CORP.

By /s/Richard D. Kinder
Executive Vice President
Law and Corporate Development

34.

HOUSTON NATURAL GAS CORPORATION

By /s/Gary W. Orloff
Vice President and
Associate General Counsel

CITRUS CORP.

By /s/James E. Rogers
President and Chief
Operating Officer

GWO/778

35.